UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Williams Rowland Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

WILLIAMS ROWLAND ACQUISITION CORP.
450 Post Road East, Suite 120
Westport, CT 06880

SUPPLEMENT TO PROXY STATEMENT

DATED DECEMBER 6, 2022

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 22, 2022

Dear Williams Rowland Acquisition Corp. Stockholders:

Enclosed is the Proxy Statement and proxy in connection with the upcoming Special Meeting of Stockholders to be held on December 22, 2022. It has come to our attention after the Proxy Statement was printed that there are two typographical errors on page 1 of the Proxy Statement in which the date of the Special Meeting is listed as December 2, 2022 rather than December 22, 2022. The correct date of the Special Meeting is December 22, 2022.

Due to the COVID-19 pandemic, Williams Rowland will be holding the Special Meeting via teleconference using the following dial-in information:

US and Canada Toll Free	1-800-450-7155
International Toll	+1 857-999-9155
Conference ID	2432363#

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter and are also available at https://www.cstproxy.com/williamsrowland/2022.

If you have questions about the proposals to be voted on at the Special Meeting or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Williams Rowland’s proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: ksmith@advantageproxy.com